EXHIBIT 99.2


                            VIDIKRON OF AMERICA, INC.

                              FINANCIAL STATEMENTS



                                      INDEX

                                                                            Page
                                                                          Number
                                                                    -------
INDEPENDENT AUDITORS' REPORT                                           2

FINANCIAL STATEMENTS:

      Balance Sheet                                                    3

      Statements of Operations and Accumulated Deficit                 4

      Statements of Cash Flows                                         5

      Notes to Financial Statements                                  6 - 9






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                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Vidikron of America, Inc.

         We have audited the accompanying balance sheet of Vidikron of America, Inc. as of December 31, 2000 and the related statements of operations and accumulated deficit and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, the financial position of Vidikron of America, Inc. as of December 31, 2000 and the results of its operations and accumulated deficit and its cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.


         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses of $967,529 and $1,587,188 for the years ended December 31, 2000 and 1999, respectively. Additionally, the Company had a working capital deficiency of $2,812,818 at December 31, 2000. These conditions raised substantial doubt about the Company's ability to continue as a going concern. Management plans with respect to these matters are also described in Note 3 to the financial statements. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.


                                                    Feldman Sherb & Co., P.C.
                                                    Certified Public Accountants

New York, New York
February 23, 2001

                                        2

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                            VIDIKRON OF AMERICA, INC.

                                  BALANCE SHEET

                                     ASSETS

                                DECEMBER 31, 2000




CURRENT ASSETS:
 Accounts receivable - net of allowance
  for doubtful accounts of $238,571                          $  622,527
 Inventories                                                  1,006,899
 Prepaid expenses and other current assets                      123,137
                                                              ---------
     TOTAL CURRENT ASSETS                                     1,752,563

PROPERTY AND EQUIPMENT                                           70,610

LICENSES                                                      1,950,000

OTHER ASSETS                                                     73,657
                                                              ---------

                                                                      $3,846,830
                                                              =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
 Cash overdraft                                              $   13,213
 Accounts payable                                             1,364,757
 Secured line of credit                                       2,917,972
 Accrued expenses                                               128,979
 Accrued warranty                                               140,460
                                                              ---------
     TOTAL CURRENT LIABILITIES                                4,565,381
                                                              ---------

STOCKHOLDERS' DEFICIT:
 Common stock, no par value; authorized 200 shares;
  issued and outstanding 100 shares                              50,000
 Additional paid-in capital                                    2,147,527
 Accumulated deficit                                          (2,916,078)
                                                               ---------
     TOTAL STOCKHOLDERS' DEFICIT                                (718,551)
                                                               ---------

                                                                     $ 3,846,830
                                                               =========




                       See notes to financial statements.

                                        3


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                            VIDIKRON OF AMERICA, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                                   Year Ended December 31,
                                                -----------------------------
                                                    2000            1999
                                                 ----------      ------------


NET SALES                                     $  6,727,577      $ 8,751,070

COST OF SALES                                    4,380,461        6,189,948
                                                 ---------        ---------

GROSS PROFIT                                     2,347,116        2,561,122

OPERATING EXPENSES
 Selling, general and administrative             2,923,026        3,730,068
 Depreciation and amortization                      73,126          409,770
                                                 ---------        ---------
     TOTAL OPERATING EXPENSES                    2,996,152        4,139,838
                                                 ---------        ---------

LOSS FROM OPERATIONS                              (649,036)      (1,578,716)

OTHER EXPENSES:
 Interest expense, net                             318,493          147,994
                                                 ---------        ---------

LOSS BEFORE TAXES                                 (967,529)      (1,726,710)

INCOME TAX REFUND                                     -            (139,522)
                                                 ---------        ---------

NET LOSS                                          (967,529)      (1,587,188)

ACCUMULATED DEFICIT, beginning of year          (1,948,549)        (361,361)
                                                 ---------        ---------

ACCUMULATED DEFICIT, end of year              $ (2,916,078)     $(1,948,549)
                                                 =========        =========







                       See notes to financial statements.

                                        4

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                           VIDIKRON OF AMERICA, INC.

                            STATEMENTS OF CASH FLOWS




                                                       Year Ended December 31,
                                                       ------------------------
                                                          2000         1999
                                                       -----------   ----------


Net loss                                             $   (967,529) $ (1,587,188)
                                                       -----------   ----------
Adjustments to reconcile net loss to net cash used in operating activities:

 Depreciation and amortization                             73,126       409,770

Changes in assets and liabilities:

 Decrease in accounts receivable                          602,420        21,430
 (Increase) decrease in inventories                      (511,471)      548,356
 (Increase) decrease in prepaid expenses                  (98,534)       12,611
 (Increase) decrease in other assets                      (23,156)       13,333
 (Decrease) increase in accounts payable                2,026,756      (208,714)
 Increase in accrued expenses                              17,892        50,838
 Increase (decrease) in accrued warranty expenses        (131,663)       17,540
                                                       -----------   ----------
                                                        1,955,370      865,164
                                                       -----------   ----------

NET CASH PROVIDED BY (USED IN)OPERATING ACTIVITIES        987,841      (722,024)
                                                       -----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of equipment                                        -          110,772
Purchase of equipment                                     (31,066)         -
Purchase of licenses                                   (2,000,000)      (50,000)
                                                       -----------   ----------
NET CASH PROVIDED BY INVESTING ACTIVITIES              (2,031,066)       60,772
                                                       -----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loan from shareholders                          -         (279,488)
Increase in secured line of credit                        781,696       888,876
Capital contribution                                         -           50,127
Increase in cash overdraft                                 13,214          -
                                                       -----------   ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 794,910       659,515
                                                       -----------   ----------

DECREASE IN CASH                                         (248,315)       (1,737)

CASH - BEGINNING OF YEAR                                  248,315       250,052
                                                       -----------   ----------

CASH - END OF YEAR                                   $       -     $    248,315
                                                       ===========   ==========


INFORMATION:

Cash paid for interest                               $    319,792  $    148,002
                                                       ===========   ==========
Cash paid for income taxes (refund)                  $      2,612  $    (18,719)
                                                       ===========   ==========





                       See notes to financial statements.

                                        5

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                            VIDIKRON OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                 ----------------------------------------------

1.        ORGANIZATION:
          -------------

          Vidikron of America, Inc. ("Vidikron" or the "Company"), is a marketer and distributor of high-end home theater projection systems and related support equipment primarily in the United States. The Company was a wholly-owned subsidiary of Vidikron Technologies Group, Inc. through August 1999.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
          -------------------------------------------

         A. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         B. Cash and cash equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

         C. Inventories - The Company values inventories, consisting of parts, at the lower of cost or market. Cost is determined on the average cost method.

         D. Revenue recognition - Revenues are recognized when goods are shipped or services are performed.

         E. Property and Equipment - Property and equipment are recorded at cost. Expenditures for major additions and betterment's are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets estimated useful lives. Leasehold improvements are amortized over the lesser of the lease term or the asset's useful lives. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

         F. Concentration of credit risk - Concentration of credit risk with respect to trade accounts receivable are limited as customers represent a wide variety of companies who are dispersed throughout the United States. No one customer accounts for a significant portion of the Company's trade accounts receivable portfolio. As a result, the Company does not consider itself to have any significant concentration risk.


                                        6

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                  The Company's financial instruments consist primarily of cash, which is invested in money market accounts, accounts receivable and accounts payable. The Company considers the book value of these instruments to be indicative of their respective fair value. The Company places its temporary cash investments with high credit quality institutions to limit its exposure.

         G. Fair value of financial instruments - The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, and accrued expenses approximate fair value based on the short-term maturity of these instruments. The Company's notes payable (or long - term debt) approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2000.

         H. Impairment of long - lived assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At December 31, 2000, the Company does not believe that any impairment has occurred.

         I Income Taxes - The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         J. Research and development - Research and product development costs are charged to expense as incurred. The Company incurred $0 and $27,963 in product development costs for the years ended December 31, 2000 and 1999, respectively.

         K. Licensing Agreements - Licensing agreements are stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over an estimated life of ten years based upon management's expectations relating to the life of the technology and current competitive market conditions. The estimated life is reevaluated each year based upon changes in these factors.

3.       GOING CONCERN:
         --------------

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses of $967,529 and $1,587,188 for the years ended December 31, 2000 and 1999, respectively. Additionally, the Company had a working capital deficiency of $2,812,818 at December 31, 2000. These conditions raised substantial doubts about the Company's ability to continue as a going concern.

         Management is actively pursuing new debt and/or equity financing and continually evaluating the Company's profitability; however, any results of their plans and actions cannot be assured. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.       PROPERTY AND EQUIPMENT:
         -----------------------



Office equipment                                  $   56,601
Computer equipment                                    14,324
Demonstration equipment                               13,824
Furniture and fixtures                                 8,407
Leasehold improvements                                 4,850
                                                      ------
                                                      98,006
Less: accumulated depreciation                        27,396
                                                      ------
                                                  $   70,610
                                                      ======

5.       LINE OF CREDIT:
         ---------------

         Vidikron has a line of credit with an investment company which is secured by substantially all of the Company's assets. Borrowings bear interest at the prime rate plus 2%. The balance of the line of credit (including accrued interest) was $2,917,972 at December 31, 2000.

6.       COMMITMENTS:
         ------------

         Vidikron leases a facility under a five year operating lease agreement that expires in October, 2005. The agreement contains a provision for annual rent increase and obligates Vidikron to pay for its share of increases in the operating costs of the premises. The agreement contains an option to lease the third and fourth floors during the eight months of the current lease. Due to the annual rent increases, the entire lease obligation has been amortized on a straight - line basis over the life of the lease.

The future minimum rental payments as of December 31, 2000 are as follows:


                         2001                             $ 73,938
                         2002                             $ 78,813
                         2003                             $ 83,688
                         2004                             $ 88,562
                         2005                             $ 77,187

                                        8
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         Rent expense amounted to $55,281 and $133,420 for the years ended
         December 31, 2000 and 1999, respectively.

         Royalty Agreement - The Company has entered into a licensing agreement which requires royalty payments equal to 2% of net sales. Royalty expenses which are charged to cost of sales under the licensing agreements totaled $131,432 in 2000 and $59,562 in 1999, respectively.

7.       LICENSES:
         --------


Licenses                                        $  2,000,000
Less: accumulated amortization                        50,000
                                                   ---------
                                                $  1,950,000
                                                   =========

         The Company has entered into two licensing agreements with a company that is engaged in the development of digital control technology. Under these agreements, the Company has obtained licenses to use, make and sell the digital control technology in the market relating to the home theater and the outdoor billboard market in the world. The Company paid in March 2001, $2,000,000 as an up-front fee. As of December 31, 2000, such amount has been recorded as an account payable. Such amount was funded by a $2,000,000 capital contribution in March 2001.

         Amortization expense was $50,000 for the year ended December 31, 2000.

8.       INCOME TAXES:
         ------------

         At December 31, 2000, the Company had a net operating loss carryover of approximately $2,500,000 available as offsets against future taxable income, if any, which expire at various dates through 2015. The Company has a deferred tax asset of $875,000 arising from such net operating loss deductions and has recorded a valuation allowance for the full amount of such deferred tax asset.

         The difference between the recorded income tax benefits and the computed tax benefits using a 40% effective rate are as follows:


Computed expected income tax
(benefit)                                           $ 384,000
Benefits not recorded                                (384,000)
                                                     --------
                                                    $    -
                                                     ========




                                        9